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                                                                    Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         As independent certified public accountants, we hereby consent to the use of our report dated September 26, 2002, relating to the financial statements of Autoexotica International, Ltd. and to all references to our Firm included in or made a part of this Amendment No. 3 to Form SB-2 Registration Statement and to the reference to our Firm under the caption "Experts" in each Prospectus.

                                      ASHER & COMPANY, Ltd.

Philadelphia, Pennsylvania
October 4, 2002